Exhibit 8.1

List of Subsidiaries of China Sunergy Co., Ltd. (the “Registrant”)

1.	China Sunergy Co., Ltd., incorporated in the British Virgin Islands.

2.	China Sunergy (Hong Kong) Co., Limited., incorporated in Hong Kong.

3.	China Sunergy (Nanjing) Co., Ltd., incorporated in the People’s Republic of China.

4.	China Sunergy Europe GmbH, incorporated in Germany.

5.	CEEG (Shanghai) Solar Science Technology Co., Ltd., incorporated in the People’s Republic of China.

6.	CEEG (Nanjing) Renewable Energy Co., Ltd., incorporated in the People’s Republic of China.

7.	Lianyungang Yuanhui Solar Power Co., Ltd., incorporated in the People’s Republic of China.

8.	China Sunergy (US) Clean Tech Inc, incorporated in the United States of America.

9.	China Sunergy (Yangzhou) Co., Ltd., incorporated in the People’s Republic of China.

10.	CSUN Trading (Hong Kong) Co., Limited, incorporated in Hong Kong.

11.	CSUN International (Kong Kong) Co., Limited, incorporated in Hong Kong.

12.	China Sunergy Luxembourg S.A., incorporated in Luxembourg.

13.	CSUN Holding (Luxembourg) S.a.r.l, incorporated in Luxembourg.

14.	CSUN Renewable Energy (France) S.a.r.l, incorporated in France.

15.	CSUN Eurasia Energy Systems Industry and Trade Inc., incorporated in Turkey.

16.	CSUN Eurasia Energy Technologies Industry and Trade Inc., incorporated in Turkey.

17.	CSUN Holding UK Ltd., incorporated in the United Kingdom.

18.	CSUN (Italy) S.a.r.l, incorporated in Italy.

19.	AEE Renewables UK 6 Limited Company, incorporated in the United Kingdom.

20.	AEE Renewables UK 7 Limited Company, incorporated in the United Kingdom.

21.	CSUN Australia Pty. Ltd., incorporated in Australia.

22.	CSUN (Japan) Solar Energy Co., Ltd., incorporated in Japan.

23.	China Sunergy (Nanjing) Solar Energy Co., Ltd., incorporated in the People’s Republic of China.

24.	China Sunergy (Nanjing) Power Science &Technology Co., Ltd., incorporated in the People’s Republic of China.

25.	Juancheng Xinze Solar Electric Power Co., Ltd., incorporated in the People’s Republic of China.

26.	CSUN Energy Solutions Australia Pty. Ltd., incorporated in Australia.

27.	CSUN Energy Investment Inc., incorporated in Turkey.

28.	Korea Sunergy Co., Ltd., incorporated in South Korea.